Exhibit 10.36

Letter of Authorization

Hereby authorize Guanke (Fujian) Electron Technological Industry Co., Ltd to print on all their products the following three trademarks (either in form of text or image) registered under our company:

The duration of authorization: Feb. 1, 2008 to Jan. 31, 2017.

BORO (Fujian) Electronic Co., Ltd.
Feb. 1, 2008